UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 3, 2006

(DATE OF EARLIEST EVENT REPORTED: January 30, 2006)

ENBRIDGE ENERGY MANAGEMENT, L.L.C.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31383	61-1414604
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 3300, Houston, TX 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 821-2000

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On January 30, 2006, the Board of Directors of Enbridge Energy Company, Inc. and the Board of Directors of Enbridge Energy Management, L.L.C. voted to amend the Director Compensation Plan with respect to non-employee directors effective January 1, 2006, in the following respects:

•                  Increase the annual retainer from $30,000  to $75,000 and eliminate additional meeting fees; and

•                  Increase the out-of-state travel fee from $500 to $1,500.

In connection with the amendment to the Director Compensation Plan, the directors also voted to amend the Corporate Governance Guidelines to incorporate an expectation that non-employee directors will hold a personal investment in either or both of Enbridge Energy Partners, L.P. or Enbridge Energy Management, L.L.C. of at least two times the annual board retainer (i.e. 2 X $75,000 = $150,000).  Directors would be expected to achieve the foregoing level of share ownership by the later of January 1, 2011 or five years from the date they became a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enbridge Energy Management, L.L.C.
(Registrant)

Date: February 3, 2006	By:	/s/ JODY L. BALKO
Jody L. Balko
Controller
(Duly Authorized Officer)